Exhibit 99.1
For more information, contact:

Tom Miller	Michael Attar
Chief Financial Officer	Director Investor Relations
(818) 444-2325	(818)444-2330
tmiller@ixiacom.com	mattar@ixiacom.com
Ixia Receives Delisting Notice from NASDAQ
CALABASAS, CA— November 17, 2006 — Ixia (NASDAQ: XXIA) announced today that because of the previously announced late filing of its Form 10-Q for the quarter ended September 30, 2006, it received a notice from The Nasdaq Stock Market on November 14, 2006 indicating that the Company’s Common Stock is subject to delisting from the Nasdaq Global Select Market as a result of the Company’s failure to comply with Nasdaq Marketplace Rule 4310(c)(14). This listing standard requires the Company to make on a timely basis all filings with the Securities and Exchange Commission (“SEC”), as required by the Securities Exchange Act of 1934, as amended.
As previously announced in the Company’s press release and disclosed in a Current Report on Form 8-K (the “November 8-K”) and Form 12b-25 Notification of Late Filing filed with the SEC on November 13, 2006 (the “Form 12b-25”), as a result of the Company’s ongoing accounting review and determination to restate certain of its previously issued financial statements, the Company was unable to file its Form 10-Q for the quarter ended September 30, 2006 by the prescribed due date of November 9, 2006 and is working expeditiously to file the Form 10-Q and conclude the restatement as soon as possible.
Receipt of the delisting notice does not result in immediate delisting of the Company’s Common Stock, and the Company intends to timely request a hearing before a Nasdaq

Listing Qualifications Panel for review of the delisting determination and to request an extension during which to comply with the Marketplace Rule 4310(c)(14) listing requirement. This request will automatically stay the delisting of the Company’s Common Stock pending the Panel’s review and decision. Until the Panel issues a decision and the expiration of any exception granted by the Panel, the Company’s Common Stock will continue to trade on the Nasdaq Global Select Market. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing and such exception.
About Ixia
Ixia is a leading provider of performance test systems for IP-based infrastructure and services. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia’s Triple Play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions. Ixia’s vision is to be the world’s pre-eminent provider of solutions to enable testing of next generation IP Triple Play networks. Ixia’s test systems utilize a wide range of industry-standard interfaces, including Ethernet, SONET, ATM, and wireless connectivity, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818)-871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia and the Ixia four petal logo are registered trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, in addition to those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, in its November 8-K and the Form 12b-25 and in its other filings with the SEC, the final amounts of the adjustments in the Company’s historical financial statements made as a result of the Company’s restatement of certain previously issued financial statements; the ramifications of the Company’s inability to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the SEC on a timely basis; and the failure by the Company to comply with the listing requirements of The Nasdaq Stock Market. Forward-looking statements in this press release regarding the listing of the Company’s Common Stock on The Nasdaq Stock Market are also subject to the Company’s ability to comply with applicable procedures and requirements of The Nasdaq Stock Market and determinations by the Nasdaq Staff and any Listing Qualifications Panel. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.